Exhibit 99.4

Item 15.  Schedule I — Condensed Financial Information of Registrant

ROCKWOOD HOLDINGS, INC. (PARENT COMPANY)

SCHEDULE I—CONDENSED FINANCIAL INFORMATION OF REGISTRANT

CONDENSED STATEMENTS OF OPERATIONS

(Dollars in millions)

	2008	2007	2006

Equity in undistributed earnings of subsidiaries	$(588.4)	$317.1	$103.0

Net (loss) income attributable to Rockwood Holdings, Inc.	$(588.4)	$317.1	$103.0

These condensed financial statements should be read in conjunction with the accompanying consolidated financial statements and notes thereto of Rockwood Holdings, Inc. and Subsidiaries.

See accompanying notes to condensed financial statements.

ROCKWOOD HOLDINGS, INC. (PARENT COMPANY)

SCHEDULE I—CONDENSED FINANCIAL INFORMATION OF REGISTRANT

CONDENSED BALANCE SHEETS

(Dollars in millions, except per share amounts; shares in thousands)

	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$5.3	$3.0
Total current assets	5.3	3.0
Investment in subsidiaries	808.4	1,563.3
Due from affiliates	11.7	6.9
Total assets	$825.4	$1,573.2
LIABILITIES
Deferred income taxes	$(0.2)	$(0.2)
Total liabilities	(0.2)	(0.2)
Restricted stock units	2.1	1.8
EQUITY
Rockwood Holdings, Inc. stockholders’ equity:
Common stock ($0.01 par value, 400,000 shares authorized, 74,155 shares issued and 74,061 shares outstanding at December 31, 2008; 400,000 shares authorized, 73,989 shares issued and 73,895 shares outstanding at December 31, 2007)	0.7	0.7
Paid-in capital	1,163.5	1,156.2
Accumulated other comprehensive income	204.0	371.0
Retained (deficit) earnings	(543.3)	45.1
Treasury stock, at cost	(1.4)	(1.4)
Total Rockwood Holdings, Inc. stockholders’ equity	823.5	1,571.6
Total liabilities and equity	$825.4	$1,573.2

These condensed financial statements should be read in conjunction with the accompanying consolidated financial statements and notes thereto of Rockwood Holdings, Inc. and Subsidiaries.

 See accompanying notes to condensed financial statements.

ROCKWOOD HOLDINGS, INC. (PARENT COMPANY)

SCHEDULE I—CONDENSED FINANCIAL INFORMATION OF REGISTRANT

CONDENSED STATEMENTS OF CASH FLOWS

(Dollars in millions)

	Year Ended December 31,
	2008	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(588.4)	$317.1	$103.0
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Equity in undistributed income of subsidiaries	588.4	(317.1)	(103.0)
Deferred income taxes	—	—	(0.2)
Changes in assets and liabilities, net of the effect of foreign currency translation and acquisitions:
Due from affiliates	—	0.1	(2.3)
Income taxes payable	—	(0.2)	0.2
Accrued expenses and other liabilities	—	(0.2)	(0.1)
Net cash used in operating activities	—	(0.3)	(2.4)
CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash used in investing activities	—	—	—
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock, net of fees	2.3	1.5	0.1
Net cash provided by financing activities	2.3	1.5	0.1
Net increase (decrease) in cash and cash equivalents	2.3	1.2	(2.3)
Cash and cash equivalents, beginning of year	3.0	1.8	4.1
Cash and cash equivalents, end of year	$5.3	$3.0	$1.8

These condensed financial statements should be read in conjunction with the accompanying consolidated financial statements and notes thereto of Rockwood Holdings, Inc. and Subsidiaries.

See accompanying notes to condensed financial statements.

Notes to Condensed Financial Statements

The accompanying condensed financial statements of Rockwood Holdings, Inc. (the “Registrant”) should be read in conjunction with the consolidated financial statements and notes thereto of Rockwood Holdings, Inc. and Subsidiaries included elsewhere in this filing.

1.     BASIS OF PRESENTATION

Pursuant to rules and regulations of the Securities and Exchange Commission, the unconsolidated condensed financial statements of Rockwood Holdings, Inc. (“the Company”) do not reflect all of the information and notes normally included with financial statements prepared in accordance with generally accepted accounting principles. Therefore, these financial statements should be read in conjunction with the consolidated financial statements and related notes thereto included in this filing.

Accounting for subsidiaries—The Company has accounted for its subsidiaries under the equity method in the unconsolidated condensed financial statements.

2.     STOCK-BASED COMPENSATION

The Company has in place the 2008 Amended and Restated Stock Purchase and Option Plan. See Note 12, “Stock-Based Compensation” to the consolidated financial statements.

3.     DIVIDEND RESTRICTIONS

Under the terms of the senior secured credit facilities of Rockwood Holdings, Inc. and subsidiaries, certain subsidiaries may not, subject to certain exceptions, (i) declare or pay any dividends, other than dividends payable solely in its equity interests; (ii) redeem or otherwise acquire or retire for value any of its or its parent companies’ equity interests; (iii) make any principal payment on or otherwise acquire or retire for value any subordinated indebtedness; or (iv) make any loan or capital contribution to, or purchase any securities or assets of, any person. So long as no default exists, the Company’s subsidiaries may make certain otherwise restricted payments, such as (i) redeeming capital stock with the proceeds from concurrent equity contributions; (ii) repurchasing shares of their capital stock pursuant to employee stock plans or shareholder agreements; (iii) paying dividends to any parent company; (iv) paying taxes; (v) making certain permitted investments; or (vi) redeeming or refinancing certain other debt obligations; however, some of these permitted payments are subject to certain limitations and others may only be made subject to compliance with certain financial covenants, such as Debt to EBITDA ratio (as defined).

Generally, under the terms of the 2014 Notes, the Company’s subsidiaries may not (i) declare or pay any dividend on their equity interests other than dividends payable solely in equity interests or in options, warrants, or other rights to purchase such equity interests; (ii) redeem or otherwise acquire or retire for value any of the Company’s subsidiaries or the Company’s equity interests; (iii) make any principal payment on or otherwise acquire or retire for value any subordinated indebtedness; or (iv) make any loan or capital contribution to, or purchase any securities or assets of, any person. These restrictions do not apply if, at the time of taking any of these actions, (a) no Default or Event of Default exists under the Company’s debt obligations, (b) immediately after taking such action, the Company could incur additional indebtedness without violating the Company’s debt covenants, and (c) the total amount of payments made pursuant to the above actions does not exceed the sum of (1) 50% of net income, (2) the proceeds of any capital contributions or equity offerings, and (3) the fair market value of any unrestricted subsidiary redesignated as a restricted subsidiary. Numerous exceptions to these general prohibitions exist that permit the Company’s subsidiaries to make certain restricted payments without compliance with (a), (b) and (c).